                                                                    EXHIBIT 99.1

NEWS RELEASE

            MARVELL(R) ACQUIRES RADLAN COMPUTER COMMUNICATIONS LTD.,
               A LEADING PROVIDER OF EMBEDDED NETWORKING SOFTWARE

            Combination Enables Marvell to Offer Silicon and Software
                  Infrastructure for the Communications Market

Sunnyvale, CA. (February 6, 2003) - Marvell(R) (NASDAQ: MRVL), a technology leader in the development of extreme broadband communications and storage solutions, today announced that it has signed a definitive agreement to acquire RADLAN Computer Communications Ltd., a leading provider of embedded networking software.

"Marvell's industry-leading, high-performance mixed-signal ICs combined with RADLAN's networking infrastructure drivers, interfaces and software modules allows us to offer a new class of silicon solutions to our customers. The combined products will provide best-in-class, cost-effective time-to-market solutions for networking communications products," stated Dr. Sehat Sutardja, Marvell's President and Chief Executive Officer. Our silicon solution strategy enables our customers to build complex system solutions and bring differentiated products to market."

"After many years of working together, we are excited to merge our team of top communications software experts with Marvell," said Jacob Zankel, President and CEO of RADLAN Computer Communications Ltd. "This acquisition brings together complementary technologies, enabling Marvell to provide RADLAN's OpENS((TM)) infrastructure software across all of its communications products to address the enterprise, access, wireless, and SAN markets."

Under the terms of the acquisition agreement, Marvell, who currently owns 9% of RADLAN, will issue a combination of cash and shares of Marvell common stock valued at $49.7 million based on yesterday's closing price of Marvell in exchange for the remaining outstanding shares of RADLAN capital stock and employee stock options. Up to approximately 1.0 million additional shares of Marvell common stock will be reserved for future issuance upon satisfaction of certain performance goals. Additionally, Marvell will issue 0.5 million warrants to RADLAN's shareholders exercisable at $18.41. The merger transaction is expected to close within sixty days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits the satisfaction of regulatory requirements and other customary closing conditions.

Marvell and Radlan will host a conference call on February 6, 2003 at 6:00 am PST to discuss the acquisition. The dial-in number is 706-679-0800 and the conference call ID number is 8359713. A replay will be available approximately three hours after completion of the call until midnight on February 13, 2003. The replay number for the call is 706-645-9291 and the conference call ID number is 8359713. The replay of the call will also be available via the web at www.marvell.com.

ABOUT MARVELL

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications solutions for the data communications and storage markets. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell Semiconductor Israel Ltd. (MSIL), and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. All such statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the year ended February 2, 2002 and Marvell's subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell(R) and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.

Contact Information:

George Hervey
VP Finance and CFO
(408) 222-2500
ghervey@marvell.com

Kathryn Gentry
Director, Corporate Communications
(408) 222-2500
kathy@marvell.com